Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Equity Incentive Plan, 2021 Employee Stock Purchase Plan, and 2016 Equity Incentive Plan of Recursion Pharmaceuticals, Inc. of our report dated March 23, 2022, with respect to the consolidated financial statements of Recursion Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah
May 10, 2022